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                                                                   EXHIBIT 10.21


                              PARTNERSHIP AGREEMENT
                                       OF
                              STANDARD GYPSUM L.P.


         THIS PARTNERSHIP AGREEMENT is by and between TEMPLE-INLAND FOREST PRODUCTS CORPORATION ("T-I"), GYPSUM MGC, INC. ("Gypsum" and referred to jointly with T-I as the "General Partners"), MCQUEENEY GYPSUM COMPANY, LLC ("MGC"), and TEMPLE GYPSUM COMPANY ("Temple" and referred to jointly with the other parties in their roles as limited partners as the "Limited Partners" and with the Limited Partners and the General Partners being referred to jointly as the "Partners") and governs the operation and management of the Delaware limited partnership named above (the "Partnership");

                              W I T N E S S E T H:

         WHEREAS, the Partners are members in Standard Gypsum L.L.C., a Texas limited liability company organized as of March 15, 1996 (the "Company");

         WHEREAS, the Partners desire to convert the Company into a limited partnership in accordance with the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.ss.17-101 et. seq. (the "Act");

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and intending to be legally bound hereby, the Partners hereby agree to operate the Partnership under the following terms and conditions:

                                   ARTICLE I


                                     GENERAL

         1.1 Formation of Partnership. The Partners hereby organize the Partnership in accordance with and pursuant to the Act, which Act, as amended from time to time, shall govern the rights and liabilities of the Partners except as otherwise expressly stated in this Partnership Agreement or in the certificate of partnership of the Partnership.

         1.2 Purpose and Scope of Partnership.

         (a) The purpose of the Partnership shall be to manufacture and sell gypsum wallboard and related products, and to mine and sell gypsum and related products, and to engage in any activity that may be lawfully engaged in by a limited partnership.

         (b) Nothing contained in this Partnership Agreement shall be deemed in any way or manner to prohibit or restrict the right of any Partner or its affiliates to conduct any business or activity whatsoever, even if such business or activity competes with the Partnership or the business of any other Partner, and there shall be no such restrictions on any Partner except those set forth in the Agreement to Form LLC between T-I and McQueeney Gypsum Company dated as of April 1, 1996.

         1.3 Principal Office. The principal office of the Partnership shall be maintained at offices located at 3401 FM78, McQueeney, Texas 78123, or at such other place as may be designated by the Partners.

         1.4 Registered Agent and Office. The registered agent and office of the Partnership in Delaware shall be as provided in the certificate of partnership or as the Partnership may designate from time to time.

         1.5 Term. The period of duration of the Partnership is perpetual, unless terminated earlier in accordance with the provisions hereof.

                                  ARTICLE II .

         2.1 [RESERVED]

                                 ARTICLE III .


                              CAPITAL CONTRIBUTIONS

         3.1 [RESERVED]

         3.2 Additional Capital Contributions.

         (a) The Partners agree to make additional capital contributions to the Partnership in amounts determined by the Partners to be necessary to enable the Partnership to pay its then existing obligations incurred under approved budgets in accordance with good business practices as such become due and payable. Contributions shall be made in proportion to the Partners' respective Profit-Sharing Percentages.

         (b) The Partners may from time to time require all Partners to contribute additional capital to the Partnership pro rata, in proportion to their respective Profit-Sharing Percentages.

         (c) No Partner shall make any voluntary additional capital contributions to the Partnership without authorization by the Partners.

         3.3 Liability of Partners. No Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. A Limited Partner shall be liable only to make its capital contribution and shall not be required to lend any funds to the Partnership or, to make any further capital contributions to the Partnership or to repay to the Partnership, any Partner, or any creditor of the Partnership any portion of any negative balance in its capital account.


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

                                   ARTICLE IV


                      ACCOUNTING; BANKING; CAPITAL ACCOUNTS

         4.1 Books and Records. The Partnership shall maintain full and accurate books of account in accordance with Generally Accepted Accounting Principles on an accrual basis (if accrual basis accounting is permitted by federal income tax law), which shall be kept at the Partnership's principal office or at such other location as the General Partners shall determine. Each Partner shall cause to be entered into such books all transactions of or relating to the Partnership or its business. Each Partner shall have access to such books and all other Partnership records during reasonable business hours. The books shall be closed and balanced monthly and as of the close of the Partnership's fiscal year and at such other times as may be deemed appropriate.

         4.2 Income Tax Returns and Elections.

         (a) The Partnership shall provide the Partners information on the Partnership's taxable income or loss that is relevant to reporting the Partnership's income as well as all other filings, forms, or other information required by federal or state taxing and regulatory authorities. This information shall also show each Partner's distributive share of each class of income, gain, loss or deduction. This information shall be furnished to the Partners as soon as possible after the close of the Partnership's taxable year. All elections required or permitted to be made by the Partnership under the Internal Revenue Code of 1986 (the "Code") shall be made by the General Partners.

         (b) The Partnership shall instruct the Partnership's accountants or other agents to prepare all required income tax returns for the Partnership and all federal tax Form K-1's to be delivered to the Partners. Such return shall be provided to the Partners at least thirty (30) days prior to the date such returns are due to be filed, including extensions. If no written objection is raised by the Partners within fifteen (15) days after receipt of a copy of the returns, the Partnership shall file (or instruct the Partnership's accountants to file) such returns in a timely manner. If written objection is raised by a Partner, the Partners shall attempt to resolve any differences as to such returns before the filing deadlines for the returns. If the Partners cannot agree, the Management Committee shall prepare (or cause the Partnership's accountants to prepare) the final returns as it deems appropriate and file (or cause the Partnership's accountants to file) such returns, and either Partner may proceed with arbitration under Section 9.3 to determine if amended returns should be prepared and filed.

         4.3 Fiscal Year. The fiscal year of the Partnership shall be a 52-53 week year ending on the closest Saturday to December 31.

         4.4 Banking. All funds of the Partnership shall be deposited in bank accounts as designated from time to time by the Partnership. Withdrawals from such accounts may be made upon the signature of individuals, or otherwise, as authorized by the Partners to make withdrawals.

         4.5 Loans from Partners. The amount of a loan, if any, made to the Partnership by a Partner shall not be considered a contribution to capital of the Partnership nor shall the making of


                                       3
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such loan entitle such Partner to an increased share of the profits or losses to be made pursuant to the provisions of this Partnership Agreement. All such loans shall be documented by a promissory note of the Partnership and shall bear interest at the rate, and be subject to the other terms, agreed to by the lending Partner and the Partners.

         4.6 Maintenance of Capital Accounts.

         (a) An individual capital account shall be established and maintained for each Partner. Unless otherwise specifically provided herein, all references to "capital accounts" shall be references to "book" capital accounts and not "tax" capital accounts. Book and tax capital accounts shall be maintained in accordance with Treasury Regulation ss. 1.704-1(b), as those regulations may be amended from time to time.

         (b) Each Partner's capital account shall be increased (credited) by (A) the amount of money and the fair market value of property contributed as such Partner's capital contribution to the Partnership (net of any liabilities to which the contributed property is subject), and (B) all items of income and gain (including income and gain, if any, exempt from tax) allocated to such Partner; and shall be decreased (debited) by (C) the amount of money and the fair market value of property distributed to such Partner (net of any liabilities assumed by such Partner and liabilities to which such distributed property is subject, and after adjusting the Partners' capital accounts by the Partners' shares of the unrealized income, gain, loss and deduction inherent in such property and not reflected in such capital accounts previously, as if the property had been sold for its then fair market value), (D) all items of deduction and loss allocated to such Partner, and (E) allocation to such Partner of expenditures of the Partnership described in Section 705(a)(2)(B) of the Internal Revenue Code (the "Code").

         (c) If the contributed property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property, then the capital accounts will be adjusted for allocations of income, gain, deduction and loss with respect to such property as computed for book purposes and the Partner's distributive shares of the corresponding tax items will not be independently reflected in such capital accounts, all as set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(g). In determining each Partner's distributive share of the taxable income or loss of the Partnership for federal tax purposes, income, gain, loss or deduction with respect to the contributed property shall be allocated to each Partner in such a manner as will take into account (as required by Section 704(c) of the Code and any applicable Treasury Regulations thereunder) the difference between the adjusted basis for federal income tax purposes of such property to the Partnership and the agreed fair market value of such property at the time of its contribution.

         (d) No Partner shall be entitled to withdraw any part of its capital contribution or its capital account or to receive any distribution from the Partnership, except as expressly provided herein. No interest shall be paid by the Partnership on capital contributions or on balances in the Partners' capital accounts.


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

                                  ARTICLE V .


            ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTION OF INCOME

         5.1 Allocation of Profits and Losses. For capital account and tax purposes, except where otherwise expressly provided herein, profits, gains, losses, credits and other items realized or recognized by the Partnership shall be divided among the Partners in accordance with the following percentages (the "Profit-Sharing Percentages"):

         Partner           Interest Type         Profit-Sharing Percentage
         -------           -------------         -------------------------
         T-I              General Partner                    1%
         Gypsum           General Partner                    1%
         Temple           Limited Partner                   49%
         MGC              Limited Partner                   49%

         5.2 Special Allocations. The following special allocations shall be made in the following order and priority:

         (a) Minimum Gain Charge-Back. Notwithstanding any other provision of this Article V, if there is a net decrease in Partnership minimum gain during any fiscal year or other period, prior to any other allocation pursuant hereto, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount and manner required by Treasury Regulation ss. 1.704-2(f) or 1.704-2(i). The items to be so allocated shall be determined in accordance with Treasury Regulation ss. 1.704-2.

         (b) Qualified Income Offset. Any Partner who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation ss. 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a negative balance in its capital account (in excess of any amount that Partner is obligated to restore) shall be allocated items of income and gain sufficient to eliminate such increase or negative balance caused thereby, as quickly as possible, to the extent required by such Treasury Regulation.

         (c) Gross Income Allocation. In the event any Partner has a deficit capital account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Partnership Agreement and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation ss.ss. 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.2(c) shall be made only if and to the extent that such Partner would have a deficit capital account in excess of such sum after all other allocations provided for in this Article V have been made as if this Section 5.2(c) were not in this Partnership Agreement.

         (d) Section 704(b) Limitation. Notwithstanding any other provision of this Partnership Agreement to the contrary, no allocation of any item of income or loss shall be made to a Partner if such allocation would not have "economic effect" pursuant to Treasury Regulation ss. 1.704-1(b)(2)(ii) or otherwise be in accordance with its interest in the Partnership within the meaning of Treasury Regulation ss.ss. 1.704-1(b)(3) and 1.704-2(a). To the extent an allocation cannot be made to a Partner due to the application of this
Section 5.2(d), such allocation shall be made to the other Partner(s) entitled to receive such allocation hereunder.

         (e) Curative Allocations. Any allocations of items of income, gain, or loss pursuant to Sections 5.2(a)-(d) hereof shall be taken into account in computing subsequent allocations pursuant to this Article V, so that the net amount of any items so allocated and the income, losses, and other items allocated to each Partner pursuant to this Article V shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner had no allocations ever been made pursuant to Sections 5.2(a)-(d).

         (f) Tax Allocations; Code Section 704(c). In accordance with Code
Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value at the time of its contribution. Allocations pursuant to this Section 5.2(f) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's capital account or share of income, losses, other items, or distributions pursuant to any provision of this Partnership Agreement.

         5.3 Distribution of Cash Flow. Subject to Section 6.3 below, all "net free cash flow" (as defined below) of the Partnership shall be distributed to the Partners in accordance with their Profit-Sharing Percentages at times determined by the Management Committee.

         5.4 Net Free Cash Flow Defined. For purposes of this Partnership Agreement, the term "net free cash flow" shall mean the net income of the Partnership as determined in accordance with Generally Accepted Accounting Principles, consistently applied, except that (a) depreciation of buildings, improvements, personalty and all other depreciated items and amortization of leasehold improvements and all other amortized items shall not be considered a deduction, (b) mortgage amortization and loan payments shall be considered a deduction, (c) any amounts expended by the Partnership for capital items shall be considered a deduction, (d) if the Partners deem it necessary or advisable, a reasonable reserve shall be deducted for working capital needs, to provide funds for improvements or for any contingencies of the Partnership, and (e) all other actual expenditures of the Partnership (except for distributions to Partners pursuant to this Article V) shall be considered deductions. Net proceeds from refinancing or sale, excess insurance and any condemnation award of all or any portion of real property owned by the Partnership and additional capital contributions by Partners shall be deemed profits for purposes of determining net free cash flow.

                                  ARTICLE VI .


                          POWERS AND DUTIES OF PARTNERS

         6.1 Management Generally; Status of Limited Partners. The management, control and operation of the Partnership is vested exclusively in the General Partners. The Limited Partners have no part in the management, control or operation of the Partnership and have no

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authority or right to act on behalf of the Partnership in connection with any matter. The Limited Partners have no voting rights with respect to any Partnership matters, other than the right to vote on amendments to this Agreement pursuant to SECTION 9.8 and on other matters specifically set forth in this Agreement. No Limited Partner shall have any personal liability whatever, whether to the Partnership or any other party, for the debts of the Partnership or any of its losses except to the extent of its rights and interests in and to the Partnership and its assets.

         6.2 Control and Management. The management, control and operation of the Partnership is vested exclusively in the General Partners. The General Partners shall meet and express their decisions through a Management Committee. Each General Partner shall designate two of its employees (or employees of its affiliates) as the representatives of such General Partner on the Management Committee and to act on its behalf in making decisions regarding the management of the Partnership. The representatives of a General Partner on the Management Committee shall have one collective vote equal to the Profit-Sharing Percentage of such General Partner and its affiliates. All decisions concerning the management of the Partnership that are made by the Management Committee shall be the act of the Partnership.

         6.3 Meetings. Meetings of the Management Committee shall be held on five (5) days' notice or on such shorter notice as may be mutually agreeable to the General Partners. Notice of the time and place of each meeting shall be given to each General Partner in writing by the General Partner or General Partners calling the meeting.

         6.4 Quorum. The Management Committee may take action on a matter at a meeting only if each of the General Partners (a "Quorum") is present by their representatives or by proxy. Once a General Partner is represented for any purpose at a meeting, such General Partner is deemed present for Quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. In the absence of a Quorum at the opening of any meeting of the Management Committee, such meeting may be adjourned from time to time by the vote of the majority of the members present.

         6.5 Proxies. Subject to express notice by a General Partner to the contrary, any one representative of a General Partner at a meeting of the Management Committee, in the absence of the other representative of such General Partner, shall have the authority to vote on behalf of such General Partner. General Partners also may vote by one or more other proxies authorized by a written appointment of proxy signed by the General Partner or by a General Partner's duly authorized attorney-in-fact and delivered to the Partnership for inclusion in the minutes or filing with the Partnership's records.

         6.6 Action by Partners. Except as otherwise provided herein, if a Quorum exists, action on a matter is approved if General Partners holding a majority of the Profit-sharing Percentages, either directly or indirectly through one of its affiliates, vote in favor of the action at a meeting of the Management Committee. As used in this Partnership Agreement, the phrase "the approval of the Partners," "the consent of the Partners" and similar phrases shall mean the approval as set forth in the foregoing sentence except as expressly provided otherwise in this Partnership Agreement.

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         6.7 Unanimous Written Consent. Any action that is required or permitted to be taken by the Partners may be taken without a meeting if one or more written consents, describing the action so taken, shall be signed by all of the General Partners' Management Committee representatives and delivered to the Partnership for inclusion in the minutes or filing with the Partnership's records.

         6.8 Officers. Subject to the provisions of this Partnership Agreement, the General Partners may delegate the management of the operation of the business of the Partnership to agents of the Partnership as hereinafter described (the "Officers"), and the General Partners hereby consent to the exercise by the Officers of the powers conferred by this Partnership Agreement and to the employment, when and if the same is deemed necessary or advisable, of such brokers, agents, accountants, attorneys and other advisors as the Officers may determine to be appropriate for the management of the Partnership.

         6.9 Titles and Duties of Officers.

         (a) The Officers of the Partnership shall consist of a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other Officers as the Management Committee may from time to time appoint. Any two or more offices may be held by the same person, but no Officer may act in more than one capacity where action of two or more Officers is required.

         (b) The Officers of the Partnership shall be appointed by the Management Committee, and each Officer shall hold office until his death, resignation, retirement, removal, termination date under a contract of employment, disqualification or his successor shall have been appointed.

         (c) The compensation of all Officers of the Partnership shall be fixed by the Management Committee and no Officer shall serve the Partnership in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Management Committee.

         (d) Any Officer or agent appointed by the Management Committee may be removed by the Management Committee whenever in its judgment the best interests of the Partnership will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         (e) The Management Committee may by resolution require any Officer, agent or employee of the Partnership to give bond to the Partnership, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Management Committee.

         (f) The President shall be the principal executive Officer of the Partnership and, subject to the control of the Management Committee, shall in general supervise and control all of the business and affairs of the Partnership. He shall sign, with the Secretary, an Assistant Secretary or any other proper Officer of the Partnership thereunto authorized by the Management Committee, any deeds, mortgages, bonds, contracts or other instruments which the Management Committee has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Management Committee or by this Partnership Agreement to some other Officer or agent of the Partnership, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Management Committee from time to time.

         (g) In the absence of the President or in the event of his death, inability or refusal to act, the Vice-Presidents in the order of their length of service as Vice-Presidents, unless otherwise determined by the Management Committee, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President shall perform such other duties as from time to time may be assigned to him by the President or Management Committee.

         (h) The Secretary shall: (a) maintain any records of the meetings of Partners of the Management Committee in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Partnership Agreement or as required by law; (c) be custodian of the Partnership records; (d) keep a register of the post office address of each Partner which shall be furnished to the Secretary by such Partner; (e) keep or cause to be kept at the Partnership's registered office or principal place of business a record of the Partners, giving the names and addresses of all Partners and the Profit-Sharing Percentage held by each; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Management Committee.

         (i) In the absence of the Secretary of in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Management Committee, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Management Committee.

         (j) The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Partnership, receive and give receipts for moneys due and payable to the Partnership from any source whatsoever, and deposit all such moneys in the name of the Partnership in such depositories as shall be selected by the Management Committee; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Management Committee or by this Partnership Agreement.

         (k) In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Management Committee, shall perform the duties of the Treasurer, and when so acting shall have all the powers and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President, or by the Management Committee.

         6.10 Powers of Partners and Officers. No Officer or General Partner of the Partnership shall have any right, power or authority to bind the Partnership or otherwise act on behalf of the

Partnership unless such right, power or authority is set forth in this Partnership Agreement or, except to the extent further limited by the provisions of Section 6.10 hereof, unless pursuant to the consent of the Management Committee. An Officer or General Partner, acting with the consent of the Management Committee, shall have the authority to:

         (a) negotiate, enter into, and execute leases and contracts, and to incur obligations for and on behalf of the Partnership in connection with the business of the Partnership;

         (b) borrow money for and on behalf of the Partnership in connection with the Partnership's business and to pledge the credit and property of the Partnership for such purposes, including obtaining a line(s) of credit from a bank or banks, and drawing upon such line of credit as is reasonably needed for working capital to enable the Partnership to conduct its business and pay the Partnership's bills as they become due;

         (c) execute on behalf of the Partnership any and all documents or instruments that are appropriate in carrying out the purposes of the Partnership; and

         (d) cause all things to be done on behalf of the Partnership appropriate to accomplish the Partnership purposes.

         6.11 Major Decisions. Neither the Partnership nor any General Partner or Officer thereof shall take or agree to take any of the following actions without the consent of all of the Partners:

         (a) Admit any person as a Partner;

         (b) Take any action which would make impossible the ordinary conduct of Partnership business, including selling, transferring or otherwise disposing of all or substantially all of the Partnership's assets;

         (c) Take any action in contravention of this Partnership Agreement;

         (d) Confess a judgment against the Partnership;

         (e) File or consent to the filing of a petition for or against the Partnership under any federal or state bankruptcy, insolvency or reorganization act;

         (f) Make a non-pro rata distribution or return of capital to any Partner, except as otherwise provided in this Partnership Agreement;

         (g) Amend this Partnership Agreement;

         (h) Change or reorganize the Partnership into any other legal form.

         (i) Make capital expenditures exceeding $10,000 in any one year; or

         (j) Merge the Partnership into or with any other entity.

         6.12 Conveyances. All third parties shall be protected and shall be exonerated from any and all liability if they deal with the Partnership on the basis of agreements or documents of conveyance approved and executed by agents with authority from the Management Committee.

         6.13 Contracting in Partnership Name. Unless otherwise approved by the Management Committee, all obligations incurred and contracts and other relationships entered into for or on behalf of or for the benefit of the Partnership shall be made or taken in the name of the Partnership or, if taken in the name of one of the Partners, shall be assigned to the Partnership. In furtherance of the foregoing, each Partner hereby agrees that any such obligations, contracts or relationships are and will be held solely for the benefit and on behalf of the Partnership, may be enforced directly by it, and the same, whether now held or hereafter acquired, are, by these presents, hereby assigned, transferred and set over to the Partnership. Further, each such Partner agrees that it will from time to time and at all times do such other and further acts and execute and deliver such further assignments and documents as may be reasonably necessary to effect the assignment hereby made.

         6.14 Expenses. The Partnership shall reimburse each Partner for all reasonable expenses, if any, incurred in connection with the organization, management and operation of this Partnership. No Partner's employees or agents shall receive a salary nor shall any Partner otherwise be compensated for its services to the Partnership unless such compensation is approved by the Management Committee.

         6.15 Indemnification. To the fullest extent permitted under the Act from time to time in effect, the Partnership shall indemnify, out of the assets of the Partnership, each member of the Management Committee and each Officer, against any losses, claims, damages or liabilities (including legal or other expenses reasonably incurred in investigating or defending against any such loss, claim, damage or liability), joint or several, to which any of such persons may become subject by reason of his being an Officer or a member of the Management Committee (but only to the extent and with respect to services performed by such Officer or member for or on behalf of the Partnership), provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Partnership and not involving willful misconduct or gross negligence of the duties involved in the conduct of his office, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                                 ARTICLE VII .


        WITHDRAWAL OF PARTNERS; TRANSFERABILITY OF PARTNERSHIP INTERESTS

         7.1 General. It is the present intent of the Partners that they shall not voluntarily withdraw as Partners and shall not transfer their Partnership Interests (as defined in Section 7.2). The Partners recognize, however, that certain events may occur which would give rise to a separation of interests of the Partners. In order, therefore, to provide sufficient safeguards for each Partner and to provide for continuity of the Partnership, the withdrawal or transfer of an interest in the Partnership shall be governed as set forth in this Article VII. Each Partner agrees that neither it, its successors, nor assigns will sell, transfer or assign its Partnership Interest without complying with the requirements of this Article
VII. Transfers in contravention of this Article VII shall be void ab initio.

         7.2 Voluntary Transfer of Membership Interest. Except as may be expressly provided in this Partnership Agreement, a Partner may not sell, transfer, assign, pledge or otherwise voluntarily dispose of or encumber (by operation of law or otherwise) all or part its rights and interest as a Partner of the Partnership (its "Partnership Interest") without the written consent of the other Partner(s) in accordance with the terms and conditions set forth in such consent. Any transfer of a Partnership Interest pursuant to Section 7.6 shall be deemed to be a voluntary transfer in compliance with this Section 7.2. An appropriate amendment to this Partnership Agreement shall be executed with respect to any transfer of a Partner's Partnership Interest or portion thereof.

         7.3 Involuntary Transfer or Withdrawal. The following events shall constitute events of involuntary transfer (an "Involuntary Transfer") of a Partner's Partnership Interest and shall result in the rights of election in the remaining Partner(s) provided in Section 7.4 below:

         (a) The filing of a petition by a Partner for relief as a debtor or bankrupt under the U.S. Bankruptcy Code or any similar federal or state law affording debtor relief proceedings; the adjudication of insolvency of a Partner as finally determined by a court proceeding or the filing by or on behalf of a Partner to accomplish the same or for the appointment of a receiver, custodian, assignee or trustee for the benefit of creditors of a Partner.

         (b) The commencement of any proceedings relating to a Partner by a third party under the U.S. Bankruptcy Code or similar federal or state law or other reorganization, arrangement, insolvency, adjustment of debt or liquidation law; the allowance of a Partner's Partnership Interest (or portion thereof) to become subject to attachment, garnishment, charging order, or similar charge unless any such preceding enumerated event is susceptible to cure and is cured within 90 days;

         (c) Failure of a Partner to make the advances or the capital contributions which may be required under Section 3.2 of this Partnership Agreement;

         (d) Caraustar Industries, Inc. no longer owns, directly or indirectly, a controlling interest in MGC, or any agreement is entered into pursuant to which that would occur;

         (e) Any purported voluntary transfer of a Partner's Partnership Interest or the withdrawal of a Partner in violation of Section 7.2.

         7.4 Election Upon Involuntary Transfer. Upon the occurrence of any event of Involuntary Transfer, the remaining Partners (holding a majority of both the Profit-Sharing Percentages and capital account balances of the remaining Partners) shall have the right (i) to purchase the entire interest of the withdrawing Partner or to arrange such a purchase by the Partnership or a third party or parties acceptable to the remaining Partners, at the purchase price and upon such terms as may be agreed to by the parties, or in the absence of agreement, such price and terms as may be determined as specified in Section
7.5 and thereafter, to continue the business of the Partnership, (ii) to allow the withdrawing Partner or its representatives, successors or assigns to continue to participate in the Partnership, but only with the interest of an assignee as described in Section 7.7 herein, and to continue the business of the Partnership, or (iii) to terminate the Partnership by liquidation and distribution of Partnership assets as provided in Section 8.2 below. The remaining Partners must exercise such option by written notice to the withdrawing Partner or the personal representative or the successor in interest of the withdrawing Partner within thirty (30) days after the event of Involuntary Withdrawal.

         7.5 Procedure for Purchase of a Partner's Interest. Any purchase of the interest of a withdrawing Partner under Section 7.4 above shall be accomplished as follows:

         (a) Purchase Price. The purchase price of a withdrawing Partner's Partnership Interest (or any portion thereof) shall be as agreed upon by the remaining Partners (or other purchasing party) electing to purchase and the withdrawing Partner or its personal representative or successor in interest. If a purchase price cannot be agreed upon, the purchase price shall be a sum equal to the balance of the withdrawing Partner's capital account as of the date of the event of withdrawal as shown on the records of the Partnership adjusted to reflect the fair market value of all assets of the Partnership less Partnership liabilities and the withdrawing Partner's share of the profits or losses of the Partnership for the period from the beginning of the calendar year in which withdrawal of such Partner occurs to the last day of the month in which the event of withdrawal occurs, in each case reduced by the Partnership's costs of effecting the withdrawal. The fair market value of the assets of the Partnership shall be determined by appraisers as of the date of the event of involuntary transfer within thirty (30) days of the event of involuntary transfer, one of which shall be selected by the withdrawing Partner or his personal representative or successor in interest, one of which shall be selected by the remaining Partner electing to purchase (or other purchasing party), and the other of which shall be selected by the two appraisers so selected.

         The decision of a majority of the appraisers shall be determinative. If a majority of the appraisers do not agree, then the average of the values determined by all three appraisers shall be fair market value for purposes of this Section. The valuation as so determined shall be binding on the parties. The costs of the appraisals shall be equally borne by the remaining Partner(s) (or other purchasing party) electing to purchase and the withdrawing Partner.

         Any event of involuntary withdrawal under Section 7.3 shall result in the right of any of the remaining Partners to purchase the interest of the withdrawing Partner at the valuation determined above discounted by fifteen percent (15%); provided, however, that such discount shall not be exclusive of any other right or remedy available to any Partner or the Partnership under this Partnership Agreement or applicable law against the withdrawing Partner.

         (b) Payment of Purchase Price. The purchase price determined above shall be payable in the full amount thereof in cash at closing. Unless otherwise agreed, closing shall occur at the principal address of the Partnership on a date specified by the purchaser but in no event later than sixty (60) days after the determination of the purchase price.

         The purchase price as determined and paid above shall be in full and complete satisfaction of the withdrawing Partner's Partnership Interest (or portion thereof purchased) and shall be binding upon the withdrawing Partner and its respective successors and/or assigns.

         Coincident with the purchase of a withdrawing Partner's Partnership Interest, the purchaser(s) shall purchase at face value any loans owed by the Partnership to the withdrawing Partner. Coincident with the transfer of a withdrawing Partner's Partnership Interest, the withdrawing Partner, or its personal representative or other successor in interest shall execute and deliver to the remaining Partner(s) electing to purchase (or other purchaser) all instruments required to effectively transfer its entire interest (or portion thereof which may be purchased) in the Partnership to the remaining Partner(s) electing to purchase (or other purchaser) and shall pay or cause payment of any outstanding loan owed by the withdrawing Partner to the Partnership.

         7.6 Buy-Sell Right.

         (a) At any time (i) after good faith efforts have failed to resolve a deadlock on the Management Committee over a material matter affecting the operation of the Partnership, or (ii) after April 1, 2001, each Partner (the "Offeror") has the right, exercisable by written notice (the "Offer") to any of the other Partners (the "Offeree"), to offer to buy the Offeree's interest in the Partnership at a purchase price and upon the other terms specified in the Offer.

         (b) The Offeree must elect by written notice (the "Notice of Election") to the Offeror within 60 days after receipt of the Offer, either:

                  (i) to sell the Offeree's entire interest in the Partnership to the Offerer at the purchase price and on the other terms specified in the Offer, or

                  (ii) to purchase the Offeror's entire interest in the Partnership at the purchase price and on the other terms specified in the Offer.

         If the Offeree fails to make the Notice of Election within 60 days after receipt of the Offer, the Offeree is deemed to have elected to sell the Offeree's entire interest in the Partnership to the Offeror at the purchase price and on the other terms specified in the Offer.

         (c) Within 30 days after receipt of the Notice of Election (or within 30 days after a deemed election if no Notice of Election is received), the selling Partner shall execute such documents and instruments reasonably required by the purchasing Partner to sell and transfer the selling Partner's entire interest in the Partnership to the purchasing Partner at the purchase price and on the other terms specified in the Offer, and the closing of such sale shall take place as soon as practicable but in any event within 30 days thereafter. At the closing, the purchasing Partner shall pay the consideration specified in the Offer to the selling Partner in accordance with the terms of the Offer, and the selling Partner shall sell and transfer its entire interest in the Partnership to the purchasing Partner free and clear of all liens and encumbrances other than liens and encumbrances arising out of Partnership financing.

         7.7 Rights of Assignors and Assignees. Any transfer of a Partnership Interest to an existing Partner shall be effective to make the transferee thereof a Partner without further action by any person. Any other sale, assignment or transfer, whether voluntary or involuntary of any Partnership interest shall be effective to give the assignee only the right to receive the share of income, losses and distributions to which the assignor would otherwise be entitled and shall not be effective to constitute the assignee as a Partner. Any Partner that transfers all of its Partnership Interest voluntarily or involuntarily shall be removed automatically as a Partner without further action or approval by any person. An assignee who does not become a Partner shall have no right to share in any management decisions, no voting rights, no right to examine Partnership books and records, and no other rights of any kind whatsoever except as described in the preceding sentence. Any assignee of the interest of a Partner shall be admitted as a Partner of the Partnership only after the following conditions are satisfied:

         (a) The remaining Partners holding a majority of the Profit-Sharing Percentages exclusive of any interests of the assignor and assignee consent in writing to the admission of the assignee as a Partner, which consent may be granted or denied in the absolute discretion of such remaining Partner;

         (b) the duly executed and acknowledged written instrument of assignment has been filed with the Partnership, setting forth the intention of the assignor that the assignee become a Partner;

         (c) the assignee has consented in writing in a form satisfactory to the remaining Partners holding a majority of the Profit-Sharing Percentages exclusive of any interests of the assignor and assignee to be bound by all of the terms of this Partnership Agreement in the place and stead of the assignor; and

         (d) the assignor and assignee have executed and acknowledged such other instruments as the remaining Partners holding a majority of the Profit-Sharing Percentages exclusive of any interests of the assignor and assignee may deem necessary or desirable to effect such admission.

         Any assignee of a Partnership Interest who does not become a Partner, whether or not admitted as a Partner, shall be subject to all terms of this Partnership Agreement. Without limiting the generality of the foregoing, any such assignee who desires to make a further assignment of such Partnership Interest shall be subject to all provisions of this Article VII to the same extent and in the same manner as any Partner desiring to make an assignment of its interest.

                                 ARTICLE VIII .


                 TERM, TERMINATION, DISSOLUTION AND LIQUIDATION

         8.1 Events of Dissolution. Except as expressly provided herein, no Partner shall have the right to cause a dissolution of the Partnership. The Partnership shall be dissolved upon the earlier of (a) the unanimous consent of all Partners; (b) the sale by the Partnership of all or substantially all of its assets, and the receipt by the Partnership of the purchase price in full (provided, however, that the Partnership may continue for the purpose of collecting the sales proceeds); (c) failure of the Partners to supply funds necessary for the operation of the Partnership, either by capital contributions or loans; (d) an event of Involuntary Transfer occurs with respect to a Partner and the remaining Partners do not elect to continue the business of the Partnership as provided in Section 7.4(a) or (b); or (e) the acquisition by a Partner of 100 percent of the ownership interests in the Partnership.

         8.2 Winding Up the Partnership.

         (a) If an event of dissolution occurs, as described in Section 8.1 above, a reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partners to minimize the normal losses attendant upon a liquidation.

         (b) The Partners shall continue to share profits, gains and losses during the liquidation in the same manner as before dissolution. The proceeds from liquidation of Partnership assets shall be applied as follows: (i) payment to creditors of the Partnership in the order of priority provided by law, and the establishment of reserves for any unforeseen or not yet due liabilities or obligations; (ii) payment to the Partners of their respective capital account balances; and (iii) remaining amounts, if any, to the Partners in accordance with their respective Profit-Sharing Percentages.

                                  ARTICLE IX .


                                  MISCELLANEOUS

         9.1 Notices. All notices or requests provided for or permitted to be given pursuant to these Regulation shall be in writing and shall be deemed given if hand delivered or if deposited in the United States mail, addressed to the party to be notified, postage paid and registered or certified, return receipt requested. All notices to be given to the Partners shall be sent to or made at the following addresses:


        Partner                                Address
        -------                                -------

Temple-Inland Forest               303 South Temple Drive
Products Corporation               Post Office Drawer N
                                   Diboll, Texas 75941
                                   Attn:  Vice-President - Panel Products

with copies to                     Temple-Inland Forrest Products Corporation
                                   P.O. Box 777
                                   Diboll, Texas 75941
                                   Attn: General Counsel

Gypsum MGC, Inc.                   3401 FM78
                                   Post Office Box 579
                                   McQueeney, Texas 78123

With copies to:                    Caraustar Industries, Inc.
                                   Post Office Box 115
                                   3100 Washington Street
                                   Austell, Georgia 30001
                                   Attn: Chief Financial Officer


or at such other address as shall be designated by the respective Partners.

         9.2 Remedies. Each of the Partners hereby acknowledges that a default under this Partnership Agreement will cause irreparable harm and damage to the Partnership and the other Partners. Therefore, each of the Partners hereby agrees that in the event of a breach or default hereunder by any Partner, the other Partners, or any one of them, may seek specific performance of the obligations of the respective Partners hereunder, and no other Partner shall oppose such attempt to obtain specific performance on the ground that there exists adequate remedy at law for any such breach or default. The remedies referred to in this paragraph shall be non-exclusive, cumulative and in addition to all other remedies of the parties hereto.

         9.3 Arbitration of Disputes. All claims or disputes arising between the Partners relating to this Partnership Agreement or the breach thereof shall be decided by arbitration in the City of Houston, Texas in accordance with the Rules of the American Arbitration Association then obtaining, unless the Partners mutually agree otherwise. Notice of the demand for arbitration shall be filed in writing by any Partner with the other Partners and with the American Arbitration Association, and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator(s) respecting claims under this Partnership Agreement of any breach thereof shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The provisions of this Partnership Agreement concerning arbitration and any other written agreement to arbitrate referred to herein shall be specifically enforceable under the prevailing arbitration law.

         9.4 Governing Law. This Partnership Agreement and the obligations of the Partners hereunder shall be construed in accordance with the laws of the State of Delaware.

         9.5 Waiver. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance of his obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of such other Partner of the same or any other obligations hereunder. Failure on the part of a Partner to complain of any act or failure to act of any other Partner or to declare any other Partner in default, without regard to the period of time such failure shall continue, shall not constitute a wavier by a Partner of his rights hereunder.

         9.6 Integration. This Partnership Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. It shall not be changed, modified or amended except in writing and signed by all the parties affected thereby.

         9.7 Severability. If any provisions to this Partnership Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Partnership Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         9.8 Amendments. This Agreement may be amended only by the written consent of the General Partners and Limited Partners representing at least a majority of the Profit-Sharing Percentages; provided that no amendment will be valid as to any Limited Partner which alters or modifies this Section 9.8. Notwithstanding anything in this Agreement to the contrary, this Agreement may be amended by the General Partners in order to cure any ambiguity, provide clarity or to correct or supplement any provision herein.

         IN WITNESS WHEREOF, this Partnership Agreement is hereby executed as of ___________, 2000.


                                  TEMPLE-INLAND FOREST PRODUCTS CORPORATION


                                  By:     /s/Harold C. Maxwell
                                          ------------------------------------
                                  Name:   Harold C. Maxwell
                                          ------------------------------------
                                  Title:  President
                                          ------------------------------------



                                  TEMPLE GYPSUM COMPANY


                                  By:     /s/Julie L. Lenk
                                          ------------------------------------
                                  Name:   Julie L. Lenk
                                          ------------------------------------
                                  Title:  Assistant Treasurer
                                          ------------------------------------



                                  GYPSUM MGC, INC.


                                  By:      /s/Thomas V. Brown
                                          ------------------------------------
                                           Thomas V. Brown
                                           President



                                  MCQUEENEY GYPSUM COMPANY, LLC


                                  By:      MCQUEENEY GYPSUM COMPANY, its
                                           sole member

                                           By:  /s/Thomas V. Brown
                                                ------------------------------
                                                Thomas V. Brown
                                                President

                                      S-1